                                                                    EXHIBIT 10.9

                            ERESEARCHTECHNOLOGY, INC.

                                 2005 BONUS PLAN

         Set forth below is a summary of the 2005 Bonus Plan approved by the Compensation Committee of the Board of Directors on February 8, 2005, to be effective for fiscal 2005.

         The purpose of the plan is to promote the interests of the Company and its stockholders by providing employees with financial rewards upon achievement of specified business objectives, and to help the Company attract and retain employees by providing attractive compensation opportunities linked to performance results. All of the Company's employees are eligible to participate in the plan, subject in some cases to certain waiting periods and with the exception that certain sales personnel who participate in a separate commission incentive plan do not participate in the plan.

         In general, awards will be based upon the extent to which a specified combination of the following performance targets are achieved:

         o  Revenues;
         o  Net Income;
         o Signing Targets (revenues contemplated by contracts signed during the relevant period with customers other than two defined customers, regardless of when such revenues are actually recognized);
         o  TPI Targets (revenues contemplated by contracts for Thorough Phase
            I programs signed during the relevant period with customers other than one defined customer, regardless of when such revenues are actually recognized); and
         o  Departmental or individual performance goals.

For some participants, these targets are further limited to results from the Company's international operations. The Compensation Committee establishes the performance targets for the Company's executive officers (which do not include any departmental or individual performance goals), while departmental supervisors establish the performance targets for other participants in their respective departments.

         Each participant in the plan has a targeted bonus opportunity, and a specified percentage of that opportunity relates to the extent to which each performance target applicable to the participant is achieved. For each performance target other than departmental or individual performance goals, the plan sets forth specific levels at which 50%, 65%, 75%, 100%, 125% and 150% of the target is achieved. A participant receives that specified percentage of the portion of the bonus opportunity applicable to the target to the extent a particular benchmark is achieved. Where the extent to which a target is achieved falls between the specified percentage targets, the participant receives a pro rated portion of the bonus opportunity. As a result of the foregoing, the maximum bonus payable to a participant under the plan is 150% of the participant's bonus opportunity. For departmental and individual performance goals, the participant's departmental supervisor determines the extent to which the goals have been achieved and any related bonus has been earned.

         The bonus opportunities and the related performance targets for each of the Companies' executive officers are as follows:

                                                                               PERCENTAGE OF BONUS BASED ON:
                                                                        --------------------------------------------

                                                          BONUS                       NET       SIGNING      TIP
NAME                        POSITION                   OPPORTUNITY      REVENUES     INCOME     TARGETS     TARGETS
------------------          ---------------------      -----------      --------     -------    -------     -------
Joseph A. Esposito          President, Chief             263,000           50%         50%           -           -
                            Executive Officer and
                            Director

Joel Morganroth, MD(1)      Chairman of the Board        111,000           50          50            -           -
                            of Directors and Chief
                            Scientist

Robert S. Brown             Senior Vice President,       129,000           10          10           40          40
                            Outsourcing
                            Partnerships

Thomas P. Devine            Senior Vice President         98,000           50          50            -           -
                            and Chief Development
                            Officer

Amy Furlong                 Senior Vice President,        75,000           50          50            -           -
                            Regulatory Compliance

Scott Grisanti              Senior Vice President,       135,000           10          10           80           -
                            Business Development
                            and Chief Marketing
                            Officer

Bruce Johnson               Senior Vice President        115,000           50          50            -           -
                            and Chief Financial
                            Officer

Jeffrey S. Litwin, MD       Senior Vice President        115,000           50          50            -           -
                            and Chief Medical
                            Officer

Anna Marie Pagliaccetti,    Senior Vice President,        75,000           50          50            -           -
Esquire                     General Counsel and
                            Secretary

                                                                               PERCENTAGE OF BONUS BASED ON:
                                                                        --------------------------------------------

                                                          BONUS                       NET       SIGNING      TIP
NAME                        POSITION                   OPPORTUNITY      REVENUES     INCOME     TARGETS     TARGETS
------------------          ---------------------      -----------      --------     -------    -------     -------
Vincent Renz                Senior Vice President,       115,000           50          50            -           -
                            Client Services and
                            Chief Technology
                            Officer

George Tiger(2)             Senior Vice President,       105,000           12.5        12.5         12.5(3)     12.5(3)
                            International
                            Operations


----------

(1) Dr. Morganroth's bonus, if any, is earned by and paid to his professional corporation pursuant to the management consulting agreement between Joel Morganroth M.D., P.C. and the Company.
(2) Mr. Tiger's performance targets also include international revenues (25%) and international operating income (25%).
(3) Applies only to international signing targets and international TIP targets.

         Except for Messrs. Esposito and Johnson and Dr. Morganroth, bonuses are payable based on the extent to which the quarterly performance targets are achieved, with the bonuses, if any, normally being paid within 45 days after the end of the fiscal quarter in which they were earned. Any bonuses payable to Messrs. Esposito and Johnson and Dr. Morganroth are based on the extent to which annual performance targets are achieved, with the bonuses, if any, normally being paid within 45 days after the end of the fiscal year in which they were earned.

         If a contract is cancelled, completed or otherwise terminated without the Company recognizing the revenues contemplated by a Signing Target or TPI Target based on which a bonus has been paid, then any portion of the bonus that would not have been paid had such unrecognized revenues not been included in the Signing Target or TPI Target, as applicable, will be deducted from any future bonus payable under the Plan or any future bonus plan and may, in the alternative, be deducted from other future compensation payable to the affected participant.

         Notwithstanding the performance targets and bonus opportunities specified in the plan, the Compensation Committee retains the discretion to adjust the amount of any bonus to be paid under the plan.






                                        3